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                                                                     EXHIBIT 5.1


                                March 31, 2000



Plains Resources Inc.
500 Dallas, Suite 700
Houston, Texas 77002


Gentlemen:

     I have acted as counsel for Plains Resources Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 5,469,776 shares (the "Shares") of the Company's common stock, $.10 par value (the "Common Stock"), issuable upon the conversion or exchange of shares of the Company's Series F Cumulative Convertible Preferred Stock (the "Series F Preferred Stock"), such shares to be offered upon the terms and conditions set forth in the Registration Statement on Form S-3 (the "Registration Statement") relating thereto filed with the Securities and Exchange Commission.

     In connection therewith, I have examined originals or copies certified or otherwise identified to my satisfaction of the Second Restated Certificate of Incorporation of the Company, the Bylaws of the Company, corporate proceedings with respect to the Series F Preferred Stock and the registration of the Shares of Common Stock and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions expressed herein.

     Based on the foregoing, I am of the opinion that:

     1. The Company has been duly organized and is validly existing in good standing under the laws of the State of Delaware.

     2. The Shares of Common Stock proposed to be sold pursuant to the Registration Statement, when issued in accordance with the terms and conditions of the Series F Preferred Stock, will be duly and validly issued and fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in this prospectus included in the Registration Statement.


                                 Sincerely,


                                 /s/ Michael R. Patterson
                                 ---------------------------------------
                                 Michael R. Patterson
                                 Vice President and General Counsel